Exhibit 99.3

Marathon Fund Limited Partnership V

3700 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402

September 29, 2005

Badger Retail Holding, Inc.

Attn.: Mr. Michael T. Sweeney

President and Chief Executive Officer

c/o Goldner Hawn Johnson & Morrison

3700 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN  55402

Re:  Equity Investment in Badger Retail Holding, Inc.

We refer to that certain equity commitment letter, dated as of April 7, 2005, by and among Marathon Fund Limited Partnership V, a Delaware limited partnership, Jack W. Eugster, Badger Retail Holding, Inc., a Delaware corporation, and Badger Acquisition Corp., a Wisconsin corporation (the “ShopKo Equity Commitment Letter”).  Capitalized terms used herein and not defined herein have the meanings set forth in the ShopKo Equity Commitment Letter.

The undersigned hereby amend the ShopKo Equity Commitment Letter as follows:

1.

Each reference to the Merger Agreement in the ShopKo Equity Commitment Letter is hereby deemed to be a reference to the Merger Agreement as amended by a First Amendment to Agreement and Plan of Merger dated September 9, 2005 and as further amended by a Second Amendment to Agreement and Plan of Merger dated September 29, 2005.

2.

The second paragraph of the ShopKo Equity Commitment Letter is hereby amended (i) by deleting the reference to “$27.0 million” in the first sentence thereof, and inserting “$31.75 million” in its place, and (ii) by deleting the reference to “$3.0 million” in the first sentence thereof and inserting “$3.25 million” in its place.

Very truly yours,

MARATHON FUND LIMITED

PARTNERSHIP V

By:

MILTIADES L.P.

Its:

General Partner

By:

ULTIMATE GP, LLC

Its:

General Partner

By:  /s/ Michael S. Israel

Its:

Manager

/s/ Jack W. Eugster

Jack W. Eugster

Accepted and Agreed on the date first written above:

BADGER RETAIL HOLDING, INC.

By:

/s/ Michael S. Israel

Its:

Secretary and Treasurer

BADGER ACQUISITION CORP.

By:

/s/ Michael S. Israel

Its:

Secretary and Treasurer